                                                                    EXHIBIT 23.2

                      [Letterhead PricewaterhouseCoopers]

Securities & Exchange Commission

Dear Sirs


We consent to the incorporation by reference in this Registration Statement of Barrick Gold Corporation (the "Registrant") on Amendment No. 1 to Form F-4 of our report dated January 26, 2001, appearing in and incorporated by reference in the Annual Report on Form 40-F of the Registrant for the year ended
December 31, 2000 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


PricewaterhouseCoopers LLP


Toronto, Ontario
September 14, 2001